UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100
Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 29, 2022, the Board of Directors of American Battery Technology Company (“the “Company”) appointed Bret Meich to serve as General Counsel of the Company.

Mr. Meich, 39, was most recently a partner at the law firm Downey Brand LLP, where he represented clients for the past seven years, notably as lead trial counsel in complex commercial, natural resources, construction, real estate, labor and employment matters in courts in Nevada and California. Additionally, Mr. Meich has counseled clients in a range of intellectual property disputes and represented a technology licensor through several complex actions that resulted in multiple favorable judgments for license fees and other damages. Earlier in his career, Mr. Meich spent over six years at the law firm Armstrong Teasdale LLP as a business litigation and government law attorney. Mr. Meich holds a Bachelor of Science in Business Administration, cum laude, from Georgetown University and a Juris Doctor degree, magna cum laude, from the University of Nevada-Las Vegas, William S. Boyd School of Law.

There is no arrangement or understanding between Mr. Meich and any other persons, pursuant to which he was selected as General Counsel. Mr. Meich has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Meich and any director or executive officer of the Company.

A copy of the press release is attached herewith as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date:	September 2, 2022	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer